SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING 4/30/2006
FILE NUMBER 811-1424
SERIES NO.: 3

72DD     1.   Total income dividends for which record date passed during the period. ($000's Omitted)
              Class A                  $  15,151
         2.   Dividends for a second class of open-end company shares
              ($000's Omitted)
              Class B                  $     455
              Class C                  $      81
              Class R                  $      18
              Institutional Class      $   1,112

73A.          Payments per share outstanding during the entire current period:
         1.   Dividends from net investment income (form nnn.nnnn)
              Class A                  $000.1233
         2.   Dividends for a second class of open-end company shares
              (form nnn.nnnn)
              Class B                  $000.0095
              Class C                  $000.0095
              Class R                  $000.0885
              Institutional Class      $000.2005

74U.     1.   Number of shares outstanding (000's Omitted)
              Class A                    349,573
         2.   Number of shares outstanding of a second class of open-end company shares (000's Omitted)
              Class B                    134,995
              Class C                     22,807
              Class R                        330
              Institutional Class          7,057

74V.     1.   Net asset value per share (to nearest cent)
              Class A                  $   14.20
         2.   Net asset value per share of a second class of open-end company shares (to nearest cent)
              Class B                  $   13.62
              Class C                  $   13.66
              Class R                  $   14.13
              Institutional Class      $   14.57